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Exhibit 23.2

[Letterhead of Stegman & Company]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No 1 to Registration Statements on Form S-4 of our reports dated March 10, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2007, which appear in Eagle Bancorp, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Stegman and Company

Baltimore, Maryland
June 25, 2008

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  Exhibit 23.2
[Letterhead of Stegman & Company] CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM